WEST BANCORPORATION, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 2003




To the Shareholders of West Bancorporation, Inc.:

You are cordially invited to attend the annual shareholders' meeting of West Bancorporation, Inc. to be held in the conference room at the headquarters of the Iowa Independent Bankers, located at 1603 22nd Street, Suite 202, West Des Moines, Iowa, on Wednesday, April 30, 2003, at 5:00 p.m., for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting and until their successors are elected and have qualified;

2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for West Bancorporation, Inc. for the year 2003; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

In addition, we will report to you on the business and results of operations for 2002. The 2002 summary annual report and appendix to the proxy statement, including financial statements, are enclosed for your information.

The Board of Directors of the Company has fixed the close of business on February 24, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A list of such shareholders will be maintained at the offices of West Bancorporation, Inc., at 1601 22nd Street, West Des Moines, Iowa, during the ten-day period preceding the Annual Meeting.

TO INSURE YOUR  REPRESENTATION AT THE MEETING,  THE BOARD OF DIRECTORS  REQUESTS
THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Prompt return of your proxy will be appreciated. Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person.

                                             By Order of the Board of Directors


                                             /s/ David L. Miller
                                             -----------------------------------
                                             David L. Miller
                                             Chairman Emeritus

March 10, 2003

                            WEST BANCORPORATION, INC.

                                1601 22nd Street
                            West Des Moines, IA 50266

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 30, 2003



This Proxy Statement is furnished to shareholders of West Bancorporation, Inc., an Iowa corporation, (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 30, 2003, at 5:00 o'clock p.m., local time, in the conference room at the headquarters of the Iowa Independent Bankers at 1603 22nd Street, Suite 202, West Des Moines, Iowa, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and form of Proxy enclosed herewith are first being sent to the shareholders of the Company entitled thereto on or about March 10, 2003.

Only shareholders of record at the close of business on February 24, 2003, are entitled to notice of and to vote at the Meeting. There were 16,060,271 shares of the Company's Common Stock (the "Common Stock") outstanding at the close of business on that date, all of which will be entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters to properly come before the Meeting. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter.

If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the instructions indicated thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee for director and ratification of the independent auditors will require the affirmative vote of a majority of those shares voting at the Meeting in person or by proxy.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, e-mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the Meeting if any shareholder who does not expect to attend the Meeting in person will return a signed Proxy promptly.

A shareholder may revoke his or her Proxy at any time prior to the exercise thereof by filing with the Secretary of the Company at the Company's principal office at 1601 22nd Street, West Des Moines, Iowa 50266, Attn: Secretary, either a written revocation of the Proxy or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy by attending the Meeting and voting in person. Attendance at the Meeting without voting in person will not serve as the revocation of a Proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS



The Board of Directors of the Company currently consists of eleven members. The term for the persons elected as directors is until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death or incapacitation.

The By-laws of the Company provide that the number of directors of the Company shall not be less than five and not greater than 15. The Board has currently set the size at eleven members.

The Board of Directors recommends a vote FOR the nominees listed in the table on the next page.

Proxies in the accompanying form will be voted FOR the election of these individuals, unless contrary instructions are given thereon. If any nominee or nominees shall become unavailable for election, it is intended that the proxies will be voted for the election of the substitute nominees as the Board of Directors may propose. Any shareholder has the option to withhold authority to vote for all nominees for directors, or to withhold authority to vote for individual nominees for directors. The effect on the election of directors of casting votes against nominees or of withholding authority to vote for nominees is that the shareholder is considered present at the meeting and considered for meeting quorum requirements, but the vote is not a vote in favor of the nominee for purposes of determining whether the nominee has received the favorable vote of a majority of shares present at the meeting needed for the election.

Information concerning the nominees for election, including their age, year first elected a director and business experience of each during the previous five years as of February 24, 2003, is set forth in the following table. Each of the nominees is currently serving as a director of the Company and its subsidiary, West Des Moines State Bank ("West Bank" or "Bank"), except Thomas E. Stanberry, who is not currently a director of West Bank. Mr. Stanberry has been nominated for election at the Bank's annual meeting in May 2003.

                                    NOMINEES

                                           Has Served
Name                                     as a Director           Position with company and its
(Age)                                        Since               Subsidiary and/or Principal Occupation
------------------------------------------------------------------------------------------------------------------
Frank W. Berlin                               1995               Director of Company and Bank;
  (Age 57)                                                       President, Frank W. Berlin & Associates,
                                                                 West Des Moines, Iowa

Steven G. Chapman                             1994               Director of Company and Bank;
  (Age 51)                                                       President and Chief Executive Officer,
                                                                 ITA Group, Inc., West Des Moines, Iowa

Michael A. Coppola                            1996               Director of Company and Bank;
  (Age 46)                                                       President, Coppola Enterprises, Inc.,
                                                                 West Des Moines, Iowa

Orville E. Crowley                            1984               Director of Company and Bank;
  (Age 76)                                                       President and Chief Operating Officer,
                                                                 Linden Lane Farms Company, Cumming, Iowa

Raymond G. Johnston                           1986               Director of Company and Bank;
  (Age 74)                                                       Vice Chairman of Company

David L. Miller                               1984               Director and Chairman Emeritus of Company;
  (Age 70)                                                       Director and Vice Chairman of Bank

David R. Milligan                             2002               Director and Executive Vice President of Company;
  (Age 55)                                                       Director, Chairman and Chief Executive Officer
                                                                     of the Bank

Robert G. Pulver                              1984               Director of Company and Bank;
  (Age 55)                                                       Chairman, President and CEO,
                                                                 All State Industries, Inc., Des Moines, Iowa

Thomas E. Stanberry                           2003               Director and Chairman, President and Chief Executive
  (Age 48)                                                       Officer of Company

Jack G. Wahlig                                2001               Director of Company and Bank;
  (Age 70)                                                       President, Integrus Financial, L.C.,
                                                                 West Des Moines, Iowa

Connie Wimer                                  1985               Director of Company and Bank;
  (Age 70)                                                       Owner/Publisher, Business Publications Corporation
                                                                 Des Moines, Iowa

In addition to the positions listed above, the nominees were employed in the following capacities during the past five years. David L. Miller served as Chairman, President and Chief Executive Officer of the Company from 1984 until his retirement on February 28, 2003 and served as Chief Executive Officer of the Bank from 1969 to December 2001. Prior to 2002, David R. Milligan served as Executive Vice President and General Counsel of the Bank. His employment began in 1980. Mr. Stanberry served in a variety of capacities, most recently as Managing Director and Senior Investment Banker, with U.S. Bancorp Piper Jaffray for the past 14 years until February 2003. Mr. Stanberry joined the Company effective March 1, 2003. Connie Wimer served as President of Iowa Title Company until her retirement in November 2001.

None of the above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act or registered as an investment company under the Investment Company Act of 1940.

Meetings of the Board of Directors and Committees

The Board of Directors holds regular quarterly meetings and held four such meetings during 2002. The Board of Directors also held two special meetings during 2002. During 2002, each of the directors of the Company attended at least 75% of all meetings of the Board of Directors and meetings of committees to which such director was appointed.

The Board of Directors has established the Audit Committee and the Compensation Committee as standing committees of the Board of Directors. The Board of Directors has not established a nominating committee. Additional information concerning each of the committees and the directors serving on them are described below.

During 2002, the Audit Committee consisted of Jack G. Wahlig, who acted as Chairperson, Frank W. Berlin and Connie Wimer. The Audit Committee recommends independent auditors to the board, reviews with the independent auditors the plan, scope and results of the auditors' services and reviews the Company's financial reporting and internal control functions. In addition, the Audit Committee is expected to monitor the quality of the Company's accounting principles and financial reporting as well as the independence of, and the non-audit services provided by, the Company's independent accountants. During 2002, the Board of Directors adopted a written Audit Committee Charter. A copy of the Charter is attached to this Proxy Statement as Exhibit 1. The Audit Committee met four times during 2002.

During 2002, the Compensation Committee consisted of Connie Wimer, who acted as Chairperson, Orville E. Crowley and Robert G. Pulver. This Committee reviews the Company's compensation and benefit policies, including the individual salaries of the executive officers and makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer. During 2002, the Committee was also involved in succession planning for the Chief Executive Officer position. The Compensation Committee met seven times during 2002.

The Board of Directors performs the duties normally performed by a nominating committee. The Board of Directors will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company. No formal procedure for submitting such nominations has been established by the Board of Directors.

Compensation of Directors

The Directors of the Company were not paid a fee by the Company during 2002. Directors of the Company also serve as directors of the Bank and received fees during 2002 of $350 for each meeting attended (ten meetings held) plus $2,400 per year and $300 for other committee meetings attended. Directors who are also officers of the Company do not receive director's fees.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

The following table sets forth the shares of common stock of the Company (the "Common Stock") beneficially owned as of February 24, 2003, by each director of the Company, each executive officer listed in the Summary Compensation Table and by all directors and executive officers (including the named executive officers) as a group.

                                  Shares Beneficially          Percent of Total
Name                                 Owned (1) (2)            Shares Outstanding
--------------------------------------------------------------------------------

Frank W. Berlin                         32,500                           *
Steven G. Chapman                       15,000                           *
Michael A. Coppola                      22,500                           *
Orville E. Crowley (3)                 120,870                           *
Raymond G. Johnston (4)                 29,542                           *
David L. Miller (5)                    646,330                         4.02%
David R. Milligan                       24,500                           *
Robert G. Pulver (6)                    66,076                           *
Thomas E. Stanberry                      1,800                           *
Jack G. Wahlig                               -                           *
Connie Wimer                            28,800                           *
Joyce A. Chapman                       113,116                           *
Sharen K. Surber                        27,500                           *
Brad L. Winterbottom                     7,614                           *
Executive officers and directors
  as a group (15 persons)            1,138,348                         7.09%

*    Indicates less than 1% ownership of outstanding shares.

(1) Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the shares.
(2) Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company's profit sharing plan, and has sole investment and voting power with respect to such shares.
(3) Mr. Crowley disclaims any beneficial ownership of 270,000 shares held in his spouse's name.
(4) Mr. Johnston disclaims any beneficial ownership of 11,700 shares held in his spouse's name.
(5) Mr. Miller disclaims any beneficial ownership of 103,500 shares held in his spouse's name.
(6) Mr. Pulver disclaims any beneficial ownership of 24,000 shares held in his spouse's and minor children's names.

OTHER BENEFICIAL OWNERS

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of February 24, 2003, of more than five percent of the Common Stock.

                                  Shares Beneficially          Percent of Total
Name and Address                         Owned                Shares Outstanding
--------------------------------------------------------------------------------

Robert G. Horner                         915,742                   5.70%
1104 Tulip Tree Lane
West Des Moines, IA 50266

The Jay Newlin Trust                     945,082                   5.88%
6165 NW 86th St., #114
Johnston, IA 50131

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and NASDAQ. Specific due dates for these reports have been established, and the Company is required to disclose in its Proxy Statement any failure to file by these dates during the Company's 2002 fiscal year.

All the applicable filing requirements were satisfied by the officers and directors during 2002. In making this statement, the Company is relying upon written representations of its incumbent officers and directors and copies of applicable reports furnished to the Company.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to the named executive officers for services rendered in the fiscal years ended December 31, 2002, 2001 and 2000. All compensation was paid by the Bank for services rendered as executive officers of the Bank. No compensation was paid by the Company to these named executive officers. Bonus amounts are shown in the year paid.

                           SUMMARY COMPENSATION TABLE

Name
and Current                                                     Base                            All Other
Position                                            Year       Salary            Bonus       Compensation (1)
-------------------------------------------------------------------------------------------------------------

David L. Miller, Chairman Emeritus of the            2002     $106,295         $454,626          $17,656
Company and Vice Chairman of the Bank (2)            2001      126,000          623,020           16,496
                                                     2000      124,500          771,690           15,300

David R. Milligan, Executive Vice President          2002     $167,000          $18,340          $16,886
of the Company and Chairman and Chief                2001      142,000           22,840           14,462
Executive Officer of the Bank                        2000      122,327            6,447           11,476

Brad L. Winterbottom, President of the               2002     $163,000          $18,260          $19,509
Bank                                                 2001      157,500           23,150           15,884
                                                     2000      139,837            7,797           12,995

Sharen K. Surber, Executive Vice President           2002     $101,000          $10,020          $10,371
of the Bank                                          2001       98,000           11,960           10,061
                                                     2000       91,819            1,836            8,640

Joyce A. Chapman, Vice President and                 2002      $99,000           $9,980          $10,161
Treasurer of the Company and Executive               2001       96,000           11,920            9,844
Vice President of the Bank                           2000       89,744            1,795            8,439

(1) Consists entirely of contributions made by the Company on behalf of the named executive officer to the Company's 401(k) Profit Sharing Plan except for the following amounts for 2002, 2001 and 2000, respectively, which represent premiums on group term life insurance coverage: Miller - $467, $486 and $471; Milligan - $604, $254 and $199; Winterbottom - $203, $130
     and $109; Surber - $263, $253 and $217; and Chapman - $253, $237 and $206.

(2) Mr. Miller served as Chairman, President and Chief Executive Officer of the Company throughout 2002. His retirement became effective on February 28, 2003.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews the Company's compensation and benefit policies, including the individual salaries of the executive officers, and submits recommendations to the Board of Directors.

Executive Officer Compensation

The Compensation Committee has established a compensation program consisting of an annual base salary and the opportunity to earn incentive compensation. The base salaries are intended to be competitive and consistent with amounts paid to executives performing similar functions in comparable companies. The incentive compensation is contingent upon the attainment of targeted net income and personal performance objectives established early in the year.

Chief Executive Officer Compensation

The compensation arrangement for Mr. David L. Miller, Chief Executive Officer of the Company during 2002 was comprised of two components. The first component was a salary of $106,295 per year that is part of a lifetime employment agreement entered into between the Bank and Mr. Miller in 2000. The second component was an incentive payment equal to 2% of the net income of the Bank for the year 2002, payable in 2003. In 2001, the incentive component was 3% of the net income of West Bank. This was payable to Mr. Miller in 2002 and amounted to $452,500. In years subsequent to 2002, the incentive component will no longer be effective.

The Compensation Committee of the Company believes the Chief Executive Officer and other executive officers of the Company and the Bank receive appropriate compensation for their responsibilities and the resulting financial performance of the Company. The Compensation Committee is composed of three independent directors.

                                                     Connie Wimer, Chair
                                                     Orville E. Crowley
                                                     Robert G. Pulver

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or the Bank during the fiscal year, who were previously officers or employees of the Company or the Bank, or had any relationship otherwise requiring disclosure hereunder.

EMPLOYMENT CONTRACTS

The executive officers named in the Summary Compensation Table, with the exception of Mr. Miller, have entered into employment contracts with the Bank. The provisions are similar for each executive, except for salary which is shown in the table above, and call for compensation in the event of a change in control of up to two year's salary, compensation in certain cases of termination by the Company and by the executive, and an agreement by the executive not to compete against the Company during the term of the executive's employment and for a period of one year after termination of the agreement, in the event of voluntary termination by the employee. The term of the individual contracts ranges from one to three years.

EMPLOYMENT AGREEMENT

Mr. Miller's employment arrangement is covered under an employment agreement with the Bank whereby, in exchange for advisory services, he receives compensation of $106,295 per year, indexed for inflation. In addition, under the agreement, Mr. Miller is entitled to certain other benefits including club memberships, a company car every two years, not to exceed a cost of $30,000, trust services provided by the Bank, and legal and accounting services up to a cost of $10,000 annually. The agreement continues until the death of Mr. Miller unless terminated by the Bank for material breach by Mr. Miller or in the event he is convicted of a felony, or by Mr. Miller for material breach by the Bank. For the year 2002, the agreement also called for Mr. Miller to receive incentive compensation equal to 2% of the net income of the Bank. In years subsequent to 2002, the incentive component will no longer be effective.

EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) profit sharing plan covering substantially all of its employees. The plan was originally established as a profit sharing plan effective January 1, 1965. It was amended to add 401(k) provisions as of April 15, 2000. The plan allows for employee contributions that are employer matched up to certain levels. The plan provides for profit sharing contributions as the Board of Directors determines annually.

LOANS TO DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS WITH DIRECTORS AND
OFFICERS

Certain directors and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The Bank leases two branch facilities from a company that is 33 1/3% owned by Mr. Coppola. Mr. Coppola also serves as the president of the lessor. Annual lease payments on those two branch facilities totaled approximately $149,000 for 2002. One lease expires in 2004 and the other expires in 2018. Both leases contain options to renew for up to 25 additional years. Terms of the leases were consummated prior to Mr. Coppola being named a Director in 1996.


                          STOCK PRICE PERFORMANCE GRAPH

The following performance graph provides information regarding cumulative, five-year return on an indexed basis of the Common Stock as compared with the NASDAQ - Total US Index and the SNL Midwest Bank Index prepared by SNL Financial L.C. of Charlottesville, Virginia. The latter index reflects the performance of bank holding companies operating principally in the Midwest as selected by SNL Financial. The indexes assume the investment of $100 on December 31, 1997 in the Common Stock, the NASDAQ - Total US Index and the SNL Midwest Bank Index, with all dividends reinvested. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

                                                           [OBJECT OMITTED]

                                                     Period Ending

Index                          12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
-----------------------------------------------------------------------------------------
West Bancorporation, Inc.       100.00    128.00    123.63    109.15    122.41    164.47
NASDAQ - Total US* .......      100.00    140.99    261.48    157.42    124.89     86.33
SNL Midwest Bank Index ...      100.00    106.37     83.57    101.20    103.43     99.77

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved.

                                   PROPOSAL 2

                      RATIFICATION OF AUDITORS' APPOINTMENT

The Board of Directors of the Company, at the recommendation of the Audit Committee, has approved the accounting firm of McGladrey & Pullen, LLP, independent certified public accountants, as the principal accountant for the Company. McGladrey & Pullen, LLP, will conduct the audit examination of the Company and its subsidiary for 2003. McGladrey & Pullen, LLP was also the principal accountant and performed the audit in 2002.

A representative from McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

The Board recommends that shareholders vote FOR the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for 2003. In the absence of instructions to the contrary, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of McGladrey & Pullen, LLP as independent auditors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees:

The aggregate fees billed for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the 2002 fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $47,800.

Financial Information Systems Design and Implementation Fees:

There were no fees billed by McGladrey & Pullen, LLP for professional services for financial information systems design and implementation for the 2002 fiscal year.

All Other Fees:

The aggregate fees billed for services rendered by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. other than the services covered in the preceding two paragraphs for the 2002 fiscal year were $40,500. Of this amount $29,700 was for assistance in the preparation and filing of Form 10, $10,800 was for a review of the information security policy and tax return preparation and review.

Independence:

The Audit Committee has considered whether the non-audit services provided by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. to West Bancorporation, Inc. are compatible with maintaining the independence of McGladrey & Pullen, LLP and concluded that the independence of McGladrey & Pullen, LLP is not compromised by the provision of such services.

                          REPORT OF THE AUDIT COMMITTEE

The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by West Bancorporation, Inc. shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee of the Board of Directors hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 (the "Audited Financial Statements") with the Company's management.

2. The Audit Committee has discussed with McGladrey & Pullen, LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90(Communication with Audit Committees), as in effect on the date of this Proxy Statement.

3. The Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as in effect on the date of this Proxy Statement, and has discussed with McGladrey & Pullen, LLP its independence.

4.   Based on the review and  discussion  referred to in paragraphs  (1) through
     (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the Audited Financial Statements be included in West Bancorporation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The committee is comprised solely of independent directors.

The undersigned members of the Audit Committee have submitted this report.

                                                        Jack G. Wahlig, Chair
                                                        Frank W. Berlin
                                                        Connie Wimer

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

                                 GENERAL MATTERS

The Company will provide, when available, without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of its annual report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements, for the fiscal year ended December 31, 2002. Such written request should be directed to Douglas R. Gulling, Chief Financial Officer, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266. It will also be available on the Securities and Exchange Commission's Internet web site at http://www.sec.gov/index.htm.

SHAREHOLDER PROPOSALS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented as an item of business at the Annual Meeting of Shareholders of the Company to be held in 2004, the proposal must be received at the Company's principal executive offices no later than November 11, 2003. To be included in the Company's proxy statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or one percent of the Company's shares entitled to be voted on the proposal and have held the shares for at least one year and shall continue to hold the shares through the date of the Meeting. Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal. A shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely unless received no later than January 24, 2004.

OTHER MATTERS

Management does not know of any other matters to be presented at the meeting, but should other matters properly come before the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Alice A. Jensen
                                        ----------------------------------------
                                        Alice A. Jensen, Secretary

March 10, 2003


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

                                    EXHIBIT 1

                            WEST BANCORPORATION, INC.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial reporting process and systems of internal control of the Company, (2) the compliance of the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

         The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall meet the independence and expertise requirements of the NASD.

         The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel, the internal auditor, or external auditor to attend a meeting of the Committee or to meet with any members of the Committee.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the Company's annual audited financial statements prior to filing or distribution. Discuss with management and external auditors significant issues regarding accounting principles, practices and judgments.

3. Be available (or designate the Chairman of the Audit Committee to be available) at the request of either the external auditors, management, or the Board to discuss the Company's quarterly financial results or other items required to be communicated by the external auditors under SAS No. 61 or SAS No. 90 either before earnings release or before filing as considered appropriate in the circumstances.

4. Review significant findings reported by the external auditors and the internal auditor together with management's response.

5. Recommend to the Board the appointment of the external auditor, which firm is ultimately accountable to the Audit Committee and the Board. Report to the Board the committee's evaluation of the performance of the external auditor and, if so determined by the Audit Committee, recommend that the Board replace the external auditor.

6. Receive and review the appropriate annual engagement letter and approve the fees and other compensation to be paid to the external auditor.

7. Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit. Such review should also include:

     (a) Any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b) Any management letter provided by the auditor and the Company's response to that letter.

     (c)  Any changes required in the planned scope of the internal audit.

     (d)  The internal auditor's responsibilities.

     (e) Selection of new, or changes to, accounting policies or a change in the application of existing accounting policies.

     (f) Significant estimates, judgments and uncertainties in management's preparation of financial statements.

     (g)  Unusual transactions.

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

8. On an annual basis (or more often if considered necessary), receive from the external auditors the letter required by Independence Standards Board Statement No. 1 (and any related amendments), and discuss with the external auditors all significant relationships they have with the Company that could impair the auditors' independence.

9. Review the Annual Audit Plan for the internal auditor and his performance under said plan.

10. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and such other reports as required.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations and the Company's Code of Conduct. This is the responsibility of the full Board.



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